UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

Date of Report: September 24, 2004
(Date of earliest event reported)

McKesson Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-13252	94-3207296

(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

McKesson Plaza, One Post Street, San Francisco, CA (Address of principal executive offices)	94116 (Zip Code)

(415) 983-8300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On September 24, 2004, McKesson Corporation (the “Company”) and McKesson Canada Corporation (“McKesson Canada”) entered into a credit agreement (the “Credit Agreement”) with a syndicate of banks including Bank of America, N.A., as Administrative Agent; Bank of America, N.A. (acting through its Canada branch), as Canadian Administrative Agent; JPMorgan Chase Bank and Wachovia Bank, National Association, as Co-Syndication Agents; Wachovia Bank, National Association, as Letter of Credit Issuer; The Bank of Nova Scotia and Bank of Tokyo-Mitsubishi Ltd., Seattle Branch, as Co-Documentation Agents; and the other lenders party thereto. The Credit Agreement provides for a $1.3 billion five-year, senior unsecured revolving credit facility. Borrowings under the credit facility will bear interest at a floating rate based on a base rate (or, in the case of a Canadian dollar borrowing, a Canadian prime rate) or a Eurodollar rate. Effective as of the closing date of the Credit Agreement, we terminated the commitments under our existing $550 million, three-year revolving credit facility that would have expired in September 2005, and our existing $650 million, 364-day credit facility that would have expired on September 28, 2004. There were no borrowings outstanding at the time the credit facility was terminated.

The ability of the Company and McKesson Canada to borrow under the credit facility is subject to our ongoing compliance with certain financial and other covenants, including a covenant as to our maximum debt to capitalization ratio. The terms and conditions of the Credit Agreement, including the financial covenants, are substantially the same as those of the Company’s previous credit facilities.

The Company obtained the credit facility for general corporate purposes and to replace its credit facilities previously in place.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an
Off-balance Sheet Arrangement of a Registrant

The information required by this item is included in Item 1.01.

Item 9.01    Financial Statements and Exhibits

(c) Exhibits

99.1 Credit Agreement dated as of September 24, 2004 among McKesson Corporation, McKesson Canada Corporation, Bank of America, N.A., as Administrative Agent, Bank of America, N.A. acting through its Canada branch, as Canadian Administrative Agent with respect to the Canadian Loans and the Bankers’ Acceptance Facility, Wachovia Bank, National Association, as L/C Issuer, and each lender from time to time party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McKesson Corporation
(Registrant)

Date: September 28, 2004	By:	/s/ Jeffrey C. Campbell Jeffrey C. Campbell Executive Vice President, Chief Financial Officer and Principal Accounting Officer